Exhibit 99.4

REPORT OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of
The Nu-Gro Corporation:

We have audited the accompanying consolidated balance sheets of The Nu-Gro Corporation and Subsidiaries (the “Company”) as of September 30, 2003 and 2002 and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2003 and 2002 and the consolidated results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

On October 24, 2003, except as to Note 20[b], which is as of November 3, 2003, we reported separately to the shareholders of the Company on the consolidated financial statements as of September 30, 2003 and 2002 and for the years then ended, audited in accordance with Canadian generally accepted auditing standards and prepared in accordance with Canadian generally accepted accounting principles.

Ernst & Young LLP, Chartered Accountants

Kitchener, Canada,
October 24, 2003
(except as to note 23, which is as of April 30, 2004).

THE NU-GRO CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As at September 30

[In Thousands, Cdn $]	2003	2002
	$	$
ASSETS

CURRENT
Cash	16,974	15,681
Accounts receivable, less reserves of $415 and $518 as at September 30, 2003 and 2002, respectively [note 3]	22,605	21,278
Inventories [note 5]	36,308	33,817
Prepaid and other expenses	1,852	1,975
TOTAL CURRENT ASSETS	77,739	72,751
Investment in equity accounted investee	879	—
Property, plant and equipment [note 6]	37,517	40,066
Trademarks [note 7]	6,320	7,123
Goodwill [note 8]	8,278	8,071
TOTAL ASSETS	130,733	128,011

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT
Accounts payable	12,076	14,182
Accrued liabilities [note 10]	9,261	8,175
Income taxes payable	1,914	2,397
Current portion of long-term debt [note 11]	5,617	6,655
TOTAL CURRENT LIABILITIES	28,868	31,409
Long-term debt [note 11]	9,744	12,970
Deferred income taxes [note 15]	2,679	2,230
TOTAL LIABILITIES	41,291	46,609
Commitments [notes 17 & 18]

SHAREHOLDERS’ EQUITY
Share capital [note 12]
Common stock, 16,128,692 issued and outstanding, unlimited authorized at September 30, 2003 (15,893,292 issued and outstanding at September 30, 2002).	29,734	28,533
Warrants	1,288	1,391
Retained earnings	61,146	49,948
Accumulated other comprehensive (loss) income [note 13]	(2,726)	1,530
TOTAL SHAREHOLDERS’ EQUITY	89,442	81,402
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	130,733	128,011

See accompanying notes

THE NU-GRO CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

Years ended September 30

CONSOLIDATED STATEMENTS OF INCOME	2003	2002
[In Thousands, Cdn $, except for earnings per share]	$	$
NET SALES	193,474	174,665
Cost of sales, excluding depreciation	147,033	130,280
	46,441	44,385

EXPENSES
Sales, administration and marketing	21,160	20,211
Depreciation and amortization [notes 6 & 7]	5,305	5,402
Equity investment income [note 4]	—	(60)
Interest on long-term debt	1,105	1,361
Interest – other	280	624
	27,850	27,538
Income before income taxes	18,591	16,847
Income taxes [note 15]	6,592	6,040
NET INCOME	11,999	10,807

EARNINGS PER COMMON SHARE [note 14]
Basic	0.75	0.72
Diluted	0.74	0.71

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME	2003	2002
[In Thousands, Cdn $]	$	$
Net income	11,999	10,807
Other comprehensive income:
Currency gains/(losses) on U.S. translated subsidiaries	(4,256)	160
COMPREHENSIVE INCOME	7,743	10,967

See accompanying notes

THE NU-GRO CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years ended September 30

	Common Stock		Warrants		Retained	Accumulated Other Comprehensive	Total Shareholders’
[In thousands, Cdn $]	Shares	Amounts	Shares	Amounts	Earnings	(Loss)/Income	Equity
	#	$	#	$	$	$	$
Balance at September 30, 2001	13,706,292	15,738	200,000	206	39,141	1,370	56,455
Issuance of common stock and warrants	2,187,000	12,795	1,180,000	1,288	—	—	14,083
Warrants exercised	—	—	(100,000)	(103)	—	—	(103)
Net income	—	—	—	—	10,807	—	10,807
Gain on translation of foreign operations	—	—	—	—	—	160	160

Balance at September 30, 2002	15,893,292	28,533	1,280,000	1,391	49,948	1,530	81,402

Issuance of common stock	235,400	1,201	—	—	—	—	1,201
Warrants exercised	—	—	(100,000)	(103)	—	—	(103)
Net income	—	—	—	—	11,999	—	11,999
Dividends	—	—	—	—	(801)	—	(801)
(Loss) on translation of foreign operations	—	—	—	—	—	(4,256)	(4,256)

Balance at September 30, 2003	16,128,692	29,734	1,180,000	1,288	61,146	(2,726)	89,442

See accompanying notes

THE NU-GRO CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended September 30

[In Thousands, Cdn $]	2003	2002
	$	$
OPERATING ACTIVITIES
Net income	11,999	10,807
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	5,305	5,402
Equity investment income	—	(60)
Deferred income taxes	449	427
Changes in non-cash working capital items [note 16]	(6,652)	7,784
NET CASH PROVIDED BY OPERATING ACTIVITIES	11,101	24,360

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(2,688)	(3,725)
Investment in joint venture	(879)	—
Acquisitions [note 4[c]]	(1,419)	(361)
NET CASH USED IN INVESTING ACTIVITIES	(4,986)	(4,086)

FINANCING ACTIVITIES
Bank indebtedness	—	(15,264)
Issuance of common shares and warrants for cash [note 12]	1,098	13,680
Dividends	(801)	—
Repayment of long-term debt	(4,264)	(5,034)
NET CASH USED IN FINANCING ACTIVITIES	(3,967)	(6,618)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(855)	68

NET INCREASE IN CASH DURING YEAR	1,293	13,724
Cash, beginning of year	15,681	1,957
CASH, END OF YEAR	16,974	15,681

SUPPLEMENTARY INFORMATION
Interest paid	1,385	1,985
Issuance of promissory note payable for acquisition	—	300
Income taxes paid	6,961	3,149

See accompanying notes

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

1.              DESCRIPTION OF BUSINESS

The Company (The Nu-Gro Corporation and its subsidiaries) manufactures and sells packaged consumer and commercial lawn and garden products including fertilizers, grass seed, soils, herbicides, rodenticides and insecticides. Nu-Gro’s brand names include CIL®, Wilson®, Vigoro®, Pickseed®, So-Green®, Plant-Prod®, Greenleaf® and Green Earth®. Through its subsidiaries in Canada and the U.S., the Company produces and distributes controlled release nitrogen raw material to the fertilizer industry worldwide.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared by management in accordance with generally accepted accounting principles in the United States of America.  The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company, its wholly owned Canadian subsidiaries SCU Nitrogen Inc., Wilson Laboratories Inc., Nu-Gro IP Inc., EroGreen Seeds Inc., Mor-Pac Limited, and its wholly-owned U.S. subsidiaries, Nu-Gro America Corp., Nu-Gro Technologies Inc., and IB Nitrogen Inc.

The purchase accounting method has been used to account for all acquisitions and the results of operations of businesses acquired are included only from the effective date of their respective acquisitions.  Intercompany balances and transactions, including profits in inventories, are eliminated during consolidation.  The purchase price for each acquisition was allocated to assets acquired and liabilities assumed based on estimated fair values.

During fiscal 2003, the Company entered into a joint venture agreement with Agronomic Growth Industries.  The Company’s 50% interest in this joint venture, The Nu-Spec Corporation, is accounted for using the equity method, which separately records the net investment in the investee including debt, equity and accumulated earnings on the balance sheet, and separately records the Company’s proportionate share of the investee’s income/loss on the consolidated statements of income.

During fiscal 2002, the Company purchased the remaining 50% interest in Mor-Pac Limited (note 4[b]).

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid temporary cash investments, with an original maturity of three months or less when purchased, to be cash equivalents.  Cash equivalents are carried at cost, which approximates market value.

INVENTORIES

Inventories are valued at the lower of cost and market value with cost being determined on the first-in, first-out basis.  Finished goods cost includes an applicable share of direct labor and manufacturing expenses.  Market value is net realizable value for packaged goods and is replacement cost for raw materials, packaging and bulk fertilizer.  An allowance for obsolete or slow-moving inventory is recorded based on the Company’s analysis of inventory levels and future sales forecasts.  In the event that estimates of future usage and sales differ from actual results, the allowance for obsolete or slow-moving inventory may be adjusted.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost, which includes capitalized interest incurred during the construction period.  Depreciation and amortization is provided on the straight-line basis over the expected lives of the assets commencing when the asset is available for use or in the case of leasehold improvements, the lease term, if shorter, using the following useful lives:

Buildings and leasehold improvements	10 – 20 years
Machinery and equipment	5 – 10 years
Print plates	3 years
Computer software/hardware	3 years

Maintenance, repairs and minor renewals are expensed as incurred.  When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any related gains or losses are reflected in results of operations.

LONG-LIVED ASSETS

The Company evaluates the recoverability of long-lived assets, including equipment and leasehold improvements, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If a review indicates that the carrying value of an asset is not recoverable based on its undiscounted future cash flows, a loss is recognized for the difference between its fair value and carrying value.

TRADEMARKS

Trademarks are carried at cost.  Amortization is provided on a straight-line basis over 20 years, which is the expected asset life.

GOODWILL

The Company has acquired or made acquisitions in the past that resulted in the recording of goodwill.  Goodwill represents the excess of the purchase price consideration over the fair value of net assets of acquired businesses.  Under generally accepted accounting principles in effect prior to fiscal 2002, these assets were amortized over their estimated useful lives, and were tested periodically to determine if they were recoverable from operating earnings over their useful lives.  Beginning effective October 1, 2001, goodwill is no longer amortized and is subject to impairment testing at least annually.  The Company also evaluates the recoverability of goodwill for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Such events or changes in circumstances could include such factors as changes in technological advances, fluctuations in the fair value of such assets or adverse changes in customer relationships or vendors.  Recoverability is evaluated by the reporting unit components within the Company’s operating segments (see Note 21 [A]).  If a review using current market rates, discounted or undiscounted cash flows, as applicable, and other methods indicates that the carrying value of goodwill is not recoverable, the carrying value of such asset is reduced to estimated fair value.  No impairments existed as of September 30, 2003 and 2002.  Prior to fiscal 2002, goodwill was amortized using the straight-line method over 20 years and recorded as part of depreciation and amortization in the accompanying consolidated statements of income.

INCOME TAXES

Income taxes are accounted for under the liability method.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting basis and the tax basis of assets and liabilities at enacted tax rates expected to be in effect when such amounts are recovered or settled.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

FOREIGN CURRENCY TRANSLATION

The financial statements of the Company’s foreign operations, which are considered self-sustaining, are translated into Canadian dollars as follows:

•                  Assets and liabilities – at the rates of exchange in effect at the balance sheet date.

•                  Revenue and expense items – at rates of exchange approximating the average rates of exchange for the year.

•                  Exchange gains and losses arising on translation of the accounts of the foreign operations are deferred and taken to the consolidated statements of comprehensive income.

Transactions denominated in foreign currencies are recorded at exchange rates in effect at the related transaction dates.  Monetary assets and liabilities denominated in foreign currencies are translated at exchange rates in effect at the balance sheet date.  Resulting exchange gains or losses are included in the consolidated statements of income.

REVENUE RECOGNITION

Revenue is recognized when title and risk of loss transfers to the customer, which occurs upon shipment.  Net sales represent gross sales less any applicable customer discounts from list price, customer returns and customer rebate programs.

SHIPPING EXPENSE

All revenues billed to customers for freight on goods purchased from the Company are recorded in net sales.  Shipping and handling costs, which include freight out, distribution personnel, and warehousing and transfer costs, are included in cost of sales and amounted to $15,346,000 [$14,596,000 in 2002].

ADVERTISING EXPENSE

The Company advertises and promotes its products through national and regional media.  Advertising and promotion costs are expensed as incurred, although costs incurred during interim periods are generally expensed ratably in relation to revenues.  Advertising and promotion costs are included in sales, administration and marketing on the consolidated statements of income and were $4,779,000 and $4,796,000 for the years ended September 30, 2003 and 2002, respectively.

STOCK-BASED COMPENSATION PLAN

The Company has a stock-based compensation plan, which is described in note 12 [d].  The stock options are granted with an exercise price equal to the fair market value of the shares on the day of grant of the options.   The Company accounts for stock options issued to employees in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees” and applies the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123.” Under APB No. 25 and related interpretations, compensation expense is recognized using the intrinsic value method for the difference between the exercise price of the options and the estimated fair value of the Company’s common stock on the date of grant.  Consideration received by the Company on the exercise of stock options is credited to share capital.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

SFAS No. 123 requires pro forma disclosure of the impact on earnings as if the Company determined stock-based compensation expense using the fair value method.  The fair value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model.  The following table presents net income, as reported, stock-based compensation expense that would have been recorded using the fair value method and pro forma net income and pro forma earnings per share that would have been reported had the fair value method been applied:

[In Thousands, except earnings per share, Cdn $]	2003	2002
	$	$
Net income, as reported	11,999	10,807
Stock-based compensation expense using the fair value method, net of tax	(50)	(100)
Pro forma net income	11,949	10,707

As reported – basic EPS	0.75	0.72
As reported – diluted EPS	0.74	0.71
Pro forma basic EPS	0.75	0.71
Pro forma diluted EPS	0.74	0.70

EARNINGS PER SHARE

Basic earnings per share are computed by dividing net income by the weighted average number of common shares outstanding during the year.  Diluted earnings per share reflects the potential dilution of securities by adding other common stock equivalents in the weighted average number of common shares outstanding during the period, if dilutive, and is calculated using the treasury stock method.

3.     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

CONCENTRATION OF CREDIT RISK

The Company’s accounts receivable relate primarily to product sales to a range of customers in Canada and United States.  Credit limits, credit evaluation and account monitoring procedures are utilized to minimize the risk of loss.   Allowance for doubtful account reserves are based on managements’ review of current overdue receivables, discussion with customers, credit trade references and historical payment patterns.  Sales to geographic regions and to a major customer are presented in note 21[B].

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of cash, accounts receivable, accounts payable, accrued liabilities and income taxes payable approximate fair values due to the immediate or short-term maturities of these financial instruments.  The fair value of obligations under long-term debt, calculated at the present value of future contractual payments of principal and interest, discounted at the current market rates of interest available to the Company for debt instruments with similar terms and maturity, is disclosed in note 11.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

4.     ACQUISITIONS

a)      On October 10, 2002, the Company acquired the Canadian consumer water soluble fertilizer business of Plant Products Co. Ltd. to complement the portfolio of products and to provide customers with efficiencies in terms of sales contracts, product offering, customer service, training, supply chain management and in-store merchandising.    The purchase price of $1,719,000 is allocated, based on estimated fair values, as follows:

[In Thousands, Cdn $]	$
Inventories	969
Property, plant and equipment	200
Trademarks	50
Goodwill	500
1,719

Funded By:

[In Thousands, Cdn $]	$
Cash	1,419
Promissory note payable	300
1,719

The non-interest bearing promissory note payable was due and payable in full on or before May 31, 2003.  The note was paid in May 2003.

The acquired goodwill that was deductible for tax purposes was $500,000.

b)      In June 2002, the Company acquired the remaining 50% interest in Mor-Pac Limited and the remaining 30% interest in EroGreen Seeds Inc.  Previously, Mor-Pac was accounted for using the equity method.  Both companies are now wholly owned subsidiaries and are fully consolidated as at September 30, 2002.  The amounts paid on these transactions amounted to $250,000 and was allocated, based on estimated fair values, as follows:

[In Thousands, Cdn $]	$
Property, plant and equipment	720
Goodwill	250
Net working capital	(231)
Assumption of debt	(489)
250

The purchase price was financed by the issuance of a promissory note payable in the amount of $180,000, payable in annual installments of $60,000 over three years, bearing interest at 5% and cash consideration of $70,000.

As a result of these acquisitions, assuming the acquisitions had occurred at the beginning of the period, a pro forma consolidated statement of income for fiscal 2002 would have reported higher sales of $1,216,000 and higher net income of $60,000.  Pro forma basic and diluted earnings per share would have remained unchanged.  For fiscal 2003, 100% of the results of operations of the acquired entities are included in the consolidated statement of income

The goodwill on these transactions is not deductible for tax purposes.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

c)      Cash used in acquisition activities is comprised of the following:

[In Thousands, Cdn $]	2003	2002
	$	$
Purchase of certain assets of Plant Products Co. Ltd.	1,419	—
Purchase of equity interest in EroGreen Seeds Inc.	—	70
Payment of Nutralene and Nitroform additional consideration	—	291
	1,419	361

5.      INVENTORIES

[In Thousands, Cdn $]	2003	2002
	$	$
Raw materials and packaging	12,166	12,786
Bulk fertilizer	11,035	8,463
Packaged goods	14,855	14,463
Allowance for obsolete and slow-moving inventory	(1,748)	(1,895)
	36,308	33,817

6.      PROPERTY, PLANT AND EQUIPMENT

2003	Cost	Accumulated Depreciation/ Amortization	Net Book Value
[In Thousands, Cdn $]	$	$	$
Land	1,302	—	1,302
Buildings and leasehold improvements	20,955	5,964	14,991
Machinery and equipment	32,688	14,214	18,474
Print plates	1,283	749	534
Computer software/hardware	2,293	2,058	235
Assets held for sale	2,334	353	1,981
	60,855	23,338	37,517

Assets held for sale include the Tillsonburg, Ontario property, plant and equipment.  These assets form part of the professional products segment.  No impairment has been recorded as proceeds exceeded book value at the date of disposition in November 2003 (note 23[c]).

2002	Cost	Accumulated Depreciation/ Amortization	Net Book Value
[In Thousands, Cdn $]	$	$	$
Land	1,353	—	1,353
Buildings and leasehold improvements	22,068	5,096	16,972
Machinery and equipment	34,737	13,810	20,927
Print plates	1,489	1,005	484
Computer software/hardware	2,014	1,684	330
	61,661	21,595	40,066

Depreciation and amortization expense on property, plant and equipment is $4,867,000 [$4,945,000 in 2002].

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

7.      TRADEMARKS

[In Thousands, Cdn $]	2003	2002
	$	$
Trademarks	8,544	9,078
Less accumulated amortization	2,224	1,955
NET BOOK VALUE	6,320	7,123

During the year, trademark additions amounted to $50,000 [$0 in 2002].  Amortization expense on trademarks is $438,000 [$457,000 in 2002].  The following table presents estimated amortization expense for trademarks during each of the next five years:

Fiscal year	Cdn $
[000’s]
2004	424
2005	424
2006	424
2007	424
2008	424

8.     GOODWILL

[In Thousands, Cdn $]	2003	2002
	$	$
NET BOOK VALUE	8,278	8,071

During the year, goodwill additions amounted to $500,000 [$250,000 in 2002].

9.     AVAILABLE LINE OF CREDIT

The Company has available to it an operating line of $35,500,000 Canadian [or U.S. equivalent] at an interest rate of bank prime [4.50% at September 30, 2003 (4.50% at September 30, 2002)] for Canadian dollar borrowings and U.S. base rate [4.00% at September 30, 2003 (4.75% at September 30, 2002)] for U.S. dollar borrowings.  There was no balance outstanding on the operating line of credit as at September 30, 2003 [$0 as at September 30, 2002].  Collateral for the bank revolving operating lines of credit includes a general assignment of all inventories and accounts receivable as presented on the consolidated financial statements less potential prior-ranking claims.  The facility is due and payable on demand from the bank and the bank may terminate this facility at any time, without notice or demand.  Covenant compliance is discussed in note 11.

10.  ACCRUED LIABILITIES

Accrued liabilities consist of the following:

[In Thousands, Cdn $]	2003	2002
	$	$
Customer programs	3,635	3,136
Freight	1,213	1,006
Salaries and benefits	2,645	2,470
Other	1,768	1,563
	9,261	8,175

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

11.  LONG-TERM DEBT

[In Thousands, Cdn $]	2003	2002
	$	$
Term bank loans payable in monthly principal installments of $274 [$333 in 2002], plus interest at rates ranging from 6.20% to 6.81%. The loans mature at dates ranging from April 2005 to November 2005. A $7.0 million first mortgage of lease and a general security agreement has been provided as collateral.	13,030	18,101

Term bank loans payable in monthly principal installments of $65 plus interest at bank prime rate plus 0.25% [0.25% to 0.75% in 2002]. The term loans mature at dates ranging from December 2003 to December 2004. A general security agreement has been provided as collateral.	2,331	1,524
	15,361	19,625
Current portion	5,617	6,655
	9,744	12,970

The aggregate fair value of the long-term debt is estimated at $15,677,000 at September 30, 2003 ($20,000,000 at September 30, 2002) based on the discounted future cash flows using current market rates of interest available for debt instruments with similar terms.

The principal repayments on long-term debt are as follows:

Fiscal year	Cdn $
[000’s]
2004	5,617
2005	5,310
2006	4,434
15,361

The term bank loans and line of credit agreement (referred to as the “Credit Facilities”) contain restrictive affirmative, negative and financial covenants.  Affirmative and negative covenants place restrictions on among other things, levels of investment, indebtedness, insurance, capital expenditures and dividend payments.  The financial covenants require the maintenance of certain financial ratios at defined levels, measured monthly and quarterly.  As of and during the years ended September 30, 2003 and 2002, the Company was in compliance with all covenants

12.  SHARE CAPITAL

A] AUTHORIZED

The authorized capital of the Company consists of an unlimited number of non-voting preferred shares issuable in series and an unlimited number of common shares.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

B] CHANGES IN SHARE CAPITAL

	2003		2002
	Number of Shares/Warrants	Cdn $	Number of Shares/Warrants	Cdn $
		[000’s]		[000’s]

COMMON SHARES
Balance, beginning of year	15,893,292	28,533	13,706,292	15,738
Equity issue	—	—	2,000,000	12,037
Issued pursuant to existing stock options and warrants	235,400	1,201	187,000	758
Balance, end of year	16,128,692	29,734	15,893,292	28,533

WARRANTS
Balance, beginning of year	1,280,000	1,391	200,000	206
Warrants issued on equity issue	—	—	1,180,000	1,288
Warrants exercised	(100,000)	(103)	(100,000)	(103)
Balance, end of year	1,180,000	1,288	1,280,000	1,391
Total balance, end of year		31,022		29,924

The following table presents the maximum number of common shares that would be outstanding if all instruments outstanding at September 30, 2003 were exercised:

Common shares	16,128,692
Warrants	1,180,000
Stock options	285,900
17,594,592

As at October 24, 2003, there is no change to the number of common shares, warrants, or stock options outstanding.

C] EQUITY ISSUE

On February 21, 2002, the Company issued 2,000,000 units at $7.00/unit for gross proceeds of $14.0 million ($13,325,000 net of after tax issuance costs).  Each unit consisted of one (1) common share and one-half (1/2) warrant.  Each full warrant entitles the holder to purchase an additional common share at $8.00 during the twenty-four (24) month period subsequent to purchase of the units.  Net cash proceeds on the equity issue amounted to $13,025,000 after all agent fees (which included the granting of 180,000 additional warrants on similar terms except that 120,000 warrants, with a fair value of $1.46 on the grant date, can be exercised at $7.00 per share).  Fair value of warrants granted for the $8.00 exercise price was determined by using the Black-Scholes option-pricing model resulting in a value of $1.05 per warrant.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

D] STOCK OPTIONS

Stock options have been granted to certain senior employees and directors of the Company for the purchase of common shares with vesting occurring on a graduated basis up to a seven-year period.  Stock options outstanding expire at various dates up to 2007.  As at September 30, 2003 there are 285,900 options outstanding; 257,568 of which are vested.  There are no shares available for future grants under the plan.  A summary of option activity is shown below:

Options Outstanding	Number	Exercise Price Cdn $ Range	Weighted Average Exercise Price Cdn $
Balance, September 30, 2001	510,000	2.90 - 6.45	4.29
Granted during year	25,000	6.00	6.00
Exercised during year	(87,000)	2.90 – 3.55	3.21
Forfeited during year	(16,000)	3.55	3.55
Balance, September 30, 2002	432,000	2.90 – 6.45	4.63
Exercised during year	(135,400)	3.55 – 6.40	5.34
Forfeited during year	(10,700)	3.55 – 6.00	5.08
Balance, September 30, 2003	285,900	2.90 – 6.45	4.28

The weighted average characteristics of options outstanding and exercisable as at September 30, 2003 are as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Price Cdn $	Number Outstanding	Weighted Average Remaining Life in Years	Weighted Average Exercise Price Cdn $	Number Outstanding	Weighted Average Remaining Life in Years	Weighted Average Exercise Price Cdn $
2.90 – 3.55	162,500	2.7	3.03	152,500	2.8	2.99
5.50 – 6.45	123,400	2.1	5.94	105,068	2.0	5.89
TOTAL	285,900	2.4	4.28	257,568	2.5	4.17

E] WARRANTS

There are 1,180,000 warrants outstanding; 120,000 are exercisable at $7.00 until February 21, 2004 and 1,060,000 are exercisable at $8.00 until February 21, 2004.  During each of the years ended September 30, 2003 and 2002, 100,000 warrants were exercised at $3.75 per share.

13.  ACCUMULATED OTHER COMPREHENSIVE INCOME

Other accumulated comprehensive income arises on the translation of foreign currency denominated assets and liabilities of self-sustaining foreign operations.  The decrease in the balance during the year is predominately due to the decrease in the U.S. exchange rate in 2003 compared to 2002.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

14.  EARNINGS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	2003	2002
Numerator for basic and diluted earnings per share available to common stockholders (000’s Cdn $)	$11,999	$10,807
Denominator for basic earnings per share - weighted average shares outstanding (000’s)	15,971	15,023
Effect of dilutive securities (000’s):
Warrants	8	46
Employee stock options	181	213
Dilutive potential common shares (000’s)	189	259
Denominator for diluted earnings per share - adjusted weighted average shares and assumed conversions (000’s)	16,160	15,282
Earnings per share (Cdn $)
Basic	$0.75	$0.72
Diluted	$0.74	$0.71

Excluded from the calculations above are anti-dilutive warrants.  In total 1,060,000 warrants [1,060,000 warrants in 2002] were excluded from the diluted earnings per share calculation.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

15.  INCOME TAXES

The Company’s provision for income taxes is comprised of:

[In Thousands, Cdn $]	2003	2002
	$	$
Income before income taxes - Canada	12,166	8,784
Income before income taxes - US	6,425	8,063
Income before income taxes	18,591	16,847

Income taxes at combined Canadian federal and provincial rates of 37% in 2003 [39% in 2002]	6,901	6,494

Increase (decrease) in income taxes applicable to:
Foreign tax rate differential	(18)	(140)
Manufacturing and processing deduction	(85)	(410)
Large corporations tax	73	50
Benefit of tax loss carryforward	(245)	—
Other items	(34)	46
	6,592	6,040

Represented by:
Current income taxes:
Canadian federal	2,552	2,257
Canadian provincial	1,978	1,543
U.S. federal	1,394	1,573
U.S. State and local	219	240
Total current income taxes	6,143	5,613
Deferred income taxes:
Canadian federal	315	259
Canadian provincial	161	133
U.S. federal	(24)	31
U.S. State and local	(3)	4
Total deferred income taxes	449	427
	6,592	6,040

The Company’s deferred income tax expense is comprised of the following timing differences:

[In Thousands, Cdn $]	2003	2002
	$	$
Property, plant and equipment	308	802
Trademarks	(380)	299
Financing costs	53	(240)
Other	468	(434)
TOTAL	449	427

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

The tax effects of the temporary differences that give rise to the liability for deferred income taxes are as follows:

[In Thousands, Cdn $]	2003	2002
	$	$
Property, plant and equipment	2,273	1,702
Trademarks	350	454
Financing costs	(187)	(240)
Inventories	249	249
Other	(6)	65
TOTAL	2,679	2,230

16.  CHANGES IN NON-CASH WORKING CAPITAL ITEMS

The changes in operating assets and liabilities consist of:

[In Thousands, Cdn $]	2003	2002
	$	$
Increase in accounts receivable	(2,915)	(224)
(Increase) decrease in inventories	(2,758)	3,063
Increase in prepaid and other expenses	(39)	(135)
(Decrease) increase in accounts payable	(1,892)	2,129
Increase in accrued liabilities	1,180	60
(Decrease) increase in income taxes payable	(228)	2,891
NET CHANGE IN NON-CASH WORKING CAPITAL ITEMS	(6,652)	7,784

17.  OPERATING LEASES

The minimum annual lease payments under operating leases for rental of buildings, machinery and equipment over the next five years in aggregate are as follows:

Fiscal year	Cdn $
[000’s]
2004	605
2005	266
2006	191
2007	122
2008	97
TOTAL FUTURE MINIMUM LEASE PAYMENTS	1,281

For the years ended September 30, 2003 and 2002, aggregate operating rental expense was $850,000 and $650,000, respectively.

18.  COMMITMENTS

The Company has entered into several supply agreements, some of which require the purchase of a specified minimum amount of raw materials.  The agreements have varying terms extending to 2009.  The current minimum annual amount of purchases is approximately $7,500,000 as at September 30, 2003.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

19.   RELATED PARTY TRANSACTIONS

Transactions with related parties are measured at the exchange amount, and are presented below:

[In Thousands, Cdn $]	2003	2002
	$	$
Transactions with Oakwest Corporation Limited, a shareholder of the Company:
Consulting fees paid during the year	72	72

Transactions with Mor-Pac Limited, to date control acquired:
Purchases of packaged products during the period	—	1,176

20.  BUSINESS INTERRUPTION INSURANCE PROCEEDS

In fiscal 2001, the Company’s primary supplier of urea was shutdown due to a major malfunction of its manufacturing equipment.  As a result of the loss of this supplier and the inability to source the high-grade urea elsewhere, a business interruption insurance claim was initiated.  In fiscal 2002, the amounts received and recorded as a reduction in cost of sales was $700,000.

21.   SEGMENT INFORMATION

A]  OPERATING SEGMENTS

The Company has three reportable segments: consumer products, professional products and fertilizer raw material.

The consumer products segment comprises a variety of fertilizer, soil and pesticide products primarily for the retail lawn and garden industry in Canada.  The professional products segment comprises a variety of fertilizer and pesticide products primarily for the golf and professional industry in Canada.  The fertilizer raw material segment represents the manufacture and distribution of controlled release nitrogen raw material to the fertilizer industry worldwide.  Segments were established primarily by product type and the customer base which represents the basis upon which management, including the Chief Executive Officer who is the chief operating decision maker of the Company, reviews and assesses the Company’s financial performance.  Segment profit is the primary measure of profitability used by management to assess the Company’s financial performance.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies.  The Company accounts for inter-segment sales as if the sales were to third parties, that is, at current market prices.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

	CONSUMER PRODUCTS		PROFESSIONAL PRODUCTS		FERTILIZER RAW MATERIAL		TOTAL
[In Thousands, Cdn $]	2003	2002	2003	2002	2003	2002	2003	2002
	$	$	$	$	$	$	$	$
Sales to external customers	74,825	62,670	38,895	34,250	79,754	77,745	193,474	174,665
Intersegment sales	—	—	—	—	9,926	7,284	9,926	7,284
Segment profit	14,387	11,329	8,906	7,579	16,458	18,150	39,751	37,058

Sales, administration and marketing							21,160	20,211
Income before income taxes							18,591	16,847

Components comprising segment profit:
Depreciation and amortization	1,673	1,639	850	908	2,782	2,855	5,305	5,402
Interest expense	748	799	353	450	284	736	1,385	1,985
Income tax expense	1,374	748	851	501	4,367	4,791	6,592	6,040

Total assets	52,541	45,792	30,121	24,760	48,071	57,459	130,733	128,011
Capital expenditures:
Excluding business acquisitions	1,702	1,266	672	547	314	1,912	2,688	3,725
Business acquisitions	200	—	—	720	—	—	200	720
Additions to trademarks	50	—	—	—	—	—	50	—
Additions to goodwill	500	250	—	—	—	—	500	250

B] GEOGRAPHIC

The following geographic information is presented based on location for property, plant and equipment, corporate jurisdiction for trademarks and goodwill, and in the case of sales, the location of the customer.

	CANADA		U.S.		OTHER		TOTAL
[In Thousands, Cdn $]	2003	2002	2003	2002	2003	2002	2003	2002
	$	$	$	$	$	$	$	$
Sales to external customers	111,887	95,967	75,820	71,522	5,767	7,176	193,474	174,665
Property, plant and equipment	34,725	36,121	2,792	3,945	—	—	37,517	40,066
Trademarks	4,026	4,233	2,294	2,890	—	—	6,320	7,123
Goodwill	6,605	6,105	1,673	1,966	—	—	8,278	8,071

On a consolidated basis, the Company has one major customer, Canadian Tire Corporation, whose net sales represent 14% of the Company’s net sales [14% in 2002].  As of September 30, 2003 and 2002, this customer was responsible for 8% and 7% of accounts receivable, respectively.

22.  RECENTLY ISSUED ACCOUNTING STANDARDS

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51,” which requires variable interest entities to be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity’s expected losses or receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. The Company has no special purpose, or variable interest, entities. Therefore, the adoption of FIN 46, as revised, is not expected to have a material impact on the Company’s consolidated financial statements.

THE NU-GRO CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 and 2002

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies financial reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 is effective for contracts entered into or modified after December 31, 2003 and for hedging relationships designated after December 31, 2003. The provisions of this Statement that relate to Statement 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. The adoption of SFAS No. 149 did not have a material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity and requires the classification of such financial instruments as liabilities (or assets in certain circumstances). Many of those instruments were previously permitted to be classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of SFAS No. 150 did not have a material impact on the Company’s consolidated financial statements.

23.          SUBSEQUENT EVENTS

a] On October 10, 2003, the Company entered into an agreement to acquire for $4,500,000 the land, building and certain equipment it leased in Brantford, Ontario.  The transaction closed in December 2003.

b] On November 3, 2003, the Company finalized an agreement to purchase certain assets and liabilities of Greenleaf Products Inc., Later Chemicals Ltd. and Midpoint Product Inc.  The adjusted purchase price, which is subject to final turnback claims for inventory and accounts receivables, was $8,504,000, funded entirely in cash.

c] On November 14, 2003, the Company sold its Tillsonburg facility for $2,200,000.  Proceeds consisted of $1,000,000 in cash and a mortgage receivable for $1,200,000, bearing no interest and payable over three years in monthly installments of $33,000.

d] On or prior to February 21, 2004, 1,144,350 outstanding warrants were exercised for total consideration of $9,035,000.  A total of 35,650 warrants were not exercised and expired on February 22, 2004.

e] On April 30, 2004, the Company’s publicly held shares (Toronto Stock Exchange listed “NU”) were tendered to a subsidiary of United Industries Corporation of St. Louis, MO (“United”) under the Arrangement Agreement dated March 1, 2004 and amended March 19, 2004 in exchange for $11.00 per share at which time the Company became a 100% owned subsidiary of United.  Prior to the exchange of shares for cash, a dividend of $0.12 per share was paid to shareholders of record on April 30, 2004.  On the date of tender, all outstanding bank debt was repaid in full.